UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K


                                   CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 25, 2005

                    The St. Paul Travelers Companies, Inc.
           (Exact name of registrant as specified in its charter)


       Minnesota                    001-10898                   41-0518860
    State or other
    jurisdiction of           (Commission File Number)         (IRS Employer
  incorporation) Number)                                      Identification

                385 Washington Street                              55102
               Saint Paul, Minnesota
      (Address of principal executive offices)                   (Zip Code)

                                (651) 310-7911
                         (Registrant's telephone number,
                             including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On October 31, 2005, The St. Paul Travelers Companies, Inc. (the "Company") announced that Douglas K. Russell has been promoted to Senior Vice President, Corporate Controller and Treasurer of the Company (the Company's principal accounting officer), effective October 25, 2005.

Mr. Russell, 48, most recently served as Senior Vice President and Treasurer and interim Corporate Controller of the Company since July 2005. From April 2004 to July 2005, Mr. Russell was the Company's Senior Vice President, and he was the Company's Treasurer from September 2004 to July 2005. At the time of the merger of The St. Paul Companies, Inc. and Travelers Property Casualty Corp. ("Travelers") in April 2004, Mr. Russell was chief accounting officer, controller and treasurer for Travelers, and he had been controller and chief accounting officer of Travelers since July 1999.


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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2005              THE ST. PAUL TRAVELERS COMPANIES, INC.

                                    By:  /s/ Bruce A. Backberg
                                         --------------------------------------
                                         Name:  Bruce A. Backberg
                                         Title: Senior Vice President